SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549



                            FORM 8-K

                         CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):  June 19, 1997



                   UNITED WASTE SYSTEMS, INC.
     (Exact name of Registrant as specified in its charter)



 {PRIVATE }Delaware          0-20868             3-3532338
   (State or Other      (Commission File       (IRS Employer
   Jurisdiction of           number)        Identification No.)
   Incorporation)



    First City Tower, 1001 Fannin, Suite 4000, Houston, Texas77002
            (Address of Principal Executive Offices)   (Zip Code)

Registrant telephone number, including area code:  (713) 512-6200

Item 5.   Other Events

     On August 26, 1997 the Registrant became a wholly-owned subsidiary of USA Waste Services, Inc. pursuant to the consummation of a merger between the parties effective that date (See Registrant's Form 8-K filed September 23,
1997).

     The acquisitions that the Registrant completed in June and July 1997 include, among others, five that were accounted for as a pooling-of-interests. During the month of August 1997 (i.e., a full 30 days of combined operations following completion of such acquisitions), the Registrant had consolidated revenues of $47,059,000 and a net loss of $7,041,000. The net loss includes an after-tax special charge of approximately $12,265,000 for the estimated loss related to the disposition of a landfill ordered by the United States Department of Justice in connection with the Registrant's aforementioned merger with USA Waste Services, Inc.


                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 3rd day of October, 1997.

UNITED WASTE SYSTEMS, INC.



By:  /s/ Earl E. DeFrates
     ----------------------------------------
     Name:  Earl E. DeFrates
            Chief Financial Officer